SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2003 (June 16, 2003)

FIRST SECURITY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	000-49747	58-2461486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

817 Broad Street, Chattanooga, Tennessee	37402

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 266-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On June 16, 2003, FSG mailed to its shareholders a letter announcing (1) a 12 for 10 stock split, (2) the new logo and name that will be shared by FSG’s subsidiary banks and (3) FSG’s earnings for the first quarter of 2003. Along with the letter to shareholders, FSG also mailed to its shareholders the First Quarter 2003 Performance Report. The letter to shareholders and the performance report are attached hereto as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Letter to Shareholders, dated June 16, 2003
99.2	First Quarter Performance Report, dated June 16, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY GROUP, INC.

By:
Rodger B. Holley
Chairman, Chief Executive Officer and President
Date: June 16, 2003